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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                          __________________________

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Date of Report:  May 27, 1999

                           CREATIVE COMPUTERS, INC.
                           ------------------------
            (Exact Name of Registrant as Specified in its Charter)

                                   Delaware
                                   --------
                        (State or Other Jurisdiction of
                        Incorporation or Organization)

          0-25790                              95-4518700
          -------                              ----------
 (Commission File Number)                    (I.R.S. Employer
                                             Identification No.)


                            2555 West 190th Street
                          Torrance, California  90504
                          ---------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                (310) 354-5600
                                --------------
                        (Registrant's telephone number,
                             including area code)


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Item 5.  Other Events.

     On May 18, 1999, the board of directors of Creative Computers, Inc. (the "Company") declared a distribution (the "Distribution") to the holders of the Company's common stock of all of the 7,329,883 shares of common stock of uBid, Inc. ("uBid") owned by the Company. The Distribution is payable on June 7, 1999 (the "Distribution Date") to stockholders of record as of May 24, 1999 (the "Record Date"). Based on the number of shares outstanding on the Record Date, the Company will distribute approximately .70488 shares of uBid common stock for each share of the Company's common stock outstanding on the Record Date. Completion of the Distribution remains subject to certain conditions set forth in the Separation and Distribution Agreement previously entered into between the Company and uBid. Additional information about the Distribution is contained in an information statement (the "Information Statement") dated May 26, 1999, which is being mailed to stockholders. A copy of the Information Statement is filed as
Exhibit 99.1 to this Form 8-K.


Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits

          10.1 Separation and Distribution Agreement, dated as of December 7, 1998, by and between Creative Computers, Inc. and uBid, Inc., as amended.

          99.1  Information Statement dated May 26, 1999.

                                       2
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CREATIVE COMPUTERS, INC.


Date:  May 26, 1999                 By:   /s/ TED SANDERS
                                        -----------------
                                        Ted Sanders
                                        Chief Financial Officer
                                        (Principal Financial Officer)

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                               Index to Exhibits

    Exhibit                        Description
    -------                        -----------
     10.1 Separation and Distribution Agreement, dated as of December 7, 1998, by and between Creative Computers, Inc. and uBid, Inc., as amended.

     99.1        Information Statement dated May 26, 1999.